Exhibit 10.17

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 18, 2007, by and among Fairway Group Holdings Corp., a Delaware corporation (the “Company”), and the persons listed on Schedule 1 to this Agreement (the “Investors”).

RECITALS:

WHEREAS, on the date hereof the Investors are acquiring shares of the Company’s Common Stock; and

WHEREAS, the Investors wish to acquire, and the Company is willing to grant, certain registration rights with respect to the shares of the Company’s Common Stock which such Investors now or may hereafter own, which rights are set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties as set forth herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Company’s Common Stock, $.001 par value per share.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and shall include any successor statute.

“Holder” shall mean any holder of outstanding Registrable Securities and certain other persons as further provided in the definition of “Registrable Securities.”

“Other Stockholders” shall have the meaning specified in the last paragraph of Section 2(a).

“Qualifying Public Offering” shall mean a firm commitment underwritten public offering of Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission in which (i) gross proceeds (before underwriting discounts and commissions) are at least $75,000,000, with at least $25,000,000 to the Company, (ii) immediately following consummation of such offering the aggregate market capitalization of the outstanding Common Stock is not less than $200,000,000, (iii) Sterling’s internal rate of return on the Company’s capital stock purchased by Sterling prior to the date of the Qualifying Public Offering, based on the price of Common Stock to the public in such offering, together with all amounts received in respect of its Preferred Stock,compounded annually, is at least 30% and (iv) the value of Sterling’s Common Stock immediately following consummation of such offering, based on the price of Common Stock to the public in such offering, together with all amounts received in respect of its Preferred Stock, is at least three times the value of Sterling’s initial investment in Preferred Stock and Common Stock.

“Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registered Securities” shall mean Registrable Securities which have been registered under the Securities Act pursuant to a registration statement filed with and declared effective by the Commission.

“Registrable Securities” shall mean issued shares of Common Stock or shares of Common Stock then issuable with respect to outstanding shares of Common Stock by way of any stock split, stock dividend, recapitalization or similar event, in each case held by persons who are parties to this Agreement.  For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities and a Holder, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise, in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder, subject, however, to the requirements of Section 13 hereof.  As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have ceased to be Restricted Securities; provided, however, that any securities which cease to be Restricted Securities solely because they have become eligible for transfer pursuant to Rule 144 will not cease to be Registrable Securities until they have actually been sold in compliance with Rule 144.

“Registration Expenses” shall mean all expenses incurred by the Company in compliance with Sections 2, 3, 5 and 6 hereof, including, without limitation, all registration, filing and National Association of Securities Dealers fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger, telecommunications, mailing and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, the fees and disbursements incurred by the holders of Registrable Securities to be registered (including the fees and disbursements of one law firm and one accounting firm retained by such Holders in accordance with Sections 2 or 3 hereof), premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding Selling Expenses, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

“Restricted Securities” shall mean the securities of the Company required to bear or bearing the legend set forth in Section 4.06 of the Stockholders’ Agreement of even date herewith by and among the Company and the Investors.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, or any successor rule then in force.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder, and shall include any successor statute.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

“Sterling” shall mean Sterling Investment Partners, L.P., a Delaware limited partnership,

Sterling Investment Partners Side-By-Side, L.P., a Delaware limited partnership, Sterling Investment Partners II, L.P., a Delaware limited partnership, and Sterling Investment Partners Side-By-Side II, L.P., a Delaware limited partnership, and their respective assignees under Section 11 hereof.

Section 2.                                           Requested Registration.

(a)                                 Request for Registration. If, on or after the earlier of (y) six months after the closing of the Company’s initial Qualifying Public Offering or (z) January 1, 2010, the Company shall receive from Sterling a written request that the Company effect any registration with respect to all or part of the Registrable Securities, the Company will:

(1)                                 promptly give written notice of the proposed registration to all other Investors; and

(2)                                 as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within twenty-five (25) days after receipt of such written notice from the Company pursuant to Sections 2 or 3 hereof; provided, however, that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2:

(A)                               With respect to a registration requested by Sterling after the Company has effected a total of two such registrations pursuant to this Section 2 upon the request of Sterling, and all such registrations have been declared or ordered effective, maintained effective for at least 12 months (or less if all the Registrable Securities included therein are sooner sold) and the sale of not less than 80% of the Registrable Securities requested to be registered by Sterling in each such request shall have closed;

(B)                               If the Company has not yet sold its Common Stock to the public pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act, and, within thirty (30) days after receipt of a request pursuant to this Section 2, the Company informs Sterling that in lieu of registering the Registrable Securities of the Holders, the Company intends to register and sell securities for its own account within four (4) months of receipt of such request pursuant to this Section 2 and the Company gives the Holders the notice required by Section 3(a)(i) of this Agreement; or

(C)                               If such offering is the Company’s initial public offering and is not a Qualifying Public Offering.

Subject to the foregoing clauses (A), (B) and (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of Sterling.  For purposes of a registration under this Section 2, Sterling shall have the right to select the counsel for all of the selling Holders.

Notwithstanding the foregoing, the Company may delay the filing of any registration statement requested pursuant to this Section 2 for a reasonable period of time (not to exceed 120 days) if within five days of the decision of the board of directors of the Company to delay such filing, the

Company provides Sterling with a certificate signed by the Chairman of the board of directors of the Company stating that, in the good faith judgment of the board of directors of the Company, either (i) the filing of the registration statement would require disclosure of information not otherwise then required to be disclosed and that such disclosure would adversely affect any material business opportunity, transaction or negotiation then contemplated by the Company or (ii) such registration is not then in the best interests of the Company in the event the Company has not yet completed a Qualifying Public Offering; provided, however, that any decision pursuant to this clause (ii) must be made by two-thirds of the directors.  The Company shall give prompt notice to Sterling of the end of any delay period under this subsection.

The registration statement filed pursuant to the request of Sterling may, subject to the provisions of Section 2(b) below, include Registrable Securities for which inclusion in the registration statement is requested pursuant to Section 3, securities (other than Registrable Securities) of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (the “Other Stockholders”), or securities of the Company for its own account.

(b)                                 Underwriting.  If Sterling intends to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2 and the Company shall include such information in the written notice referred to in Section 2(a)(1) above.  Sterling shall have the right to select the lead investment banker and manager, and any co-managers, to administer the offering, subject to the Company’s approval which will not be unreasonably withheld.  The right of any Holder to registration pursuant to this Section 2 or Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by Sterling and such Holder with respect to such participation and inclusion) to the extent provided herein.

If Holders (pursuant to Section 3), officers or directors of the Company or Other Stockholders holding securities of the Company shall request inclusion in any registration to be effected pursuant to Section 2, Sterling shall offer to include the securities of such Holders, officers, directors and Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement.  The Company shall (together with all Holders, officers, directors and Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 2, if the managing underwriter advises Sterling in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company (other than Registrable Securities) held by officers or directors of the Company shall be excluded from such registration to the extent so required by such limitation (pro rata based upon the number of securities requested to be included in such registration by each such person), and if a further limitation of the number of shares is required, the securities of the Company (other than Registrable Securities) held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation (pro rata based upon the number of securities requested to be included in such registration by each such person), and if a further limitation of the number of shares is required, the Registrable Securities held by officers and directors of the Company shall be excluded from such registration to the extent so required by such limitation (pro rata based upon the number of securities requested to be included in such registration by each such person)and if a further limitation of the number of shares is required, Sterling shall so advise all Holders of Registrable Securities requesting registration pursuant to this Section 2 and pursuant to Section 3, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which they had requested to be included in such registration at the time of filing the registration statement.  No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.  If any Holder of Registrable

Securities, officer, director or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and Sterling.  The securities so withdrawn shall also be withdrawn from registration.  If the managing underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited unless the inclusion of Company securities in such registration will, in the reasonable judgment of the managing underwriter, have a material adverse effect on the anticipated offering price.

Section 3.                                           Piggyback Registration.

(a)                                 If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, including any rights granted pursuant to Section 2 hereof, other than a registration on any form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(i)                                     promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); provided, however, that in the event the Company is registering shares for the account of a Holder exercising its demand registration rights pursuant to Section 2 hereof, such notice shall be given simultaneously with the notice required by Section 2(a)(1); and

(ii)                                  include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder within twenty-five (25) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 3(b) below.  Such written request may specify all or a part of a Holder’s Registrable Securities.

For purposes of any registration pursuant to this Section 3, the Holders of a majority-in-interest of the Registrable Securities to be registered shall choose the counsel for all of the selling Holders; provided, however, that if such registration is a registration initiated by Sterling pursuant to Section 2, then Sterling, pursuant to Section 2, rather than the Holders participating in such registration pursuant to this Section 3, shall have the right to choose counsel to represent all the selling Holders.

(b)                                 Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a)(i).  All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement mutually agreeable to the underwriter or underwriters selected by the Company and each selling Holder, it being understood that the Company shall have no liability to any selling Holder which cannot reach agreeable terms with the underwriter(s) and the sole remedy available to any selling Holder which does not agree with the terms of the underwriting agreement is not to participate in such underwriting.  Notwithstanding any other provision of this Section 3, if the managing underwriter advises the Company that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner:  the securities of the

Company (other than Registrable Securities) held by officers and directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation (pro rata based upon the number of securities requested to be included in such registration by each such person), and, if a further limitation on the number of shares is required, the securities of the Company (other than Registrable Securities) held by Other Stockholders shall be excluded from such registration to the extent required by such limitation (pro rata based upon the number of securities requested to be included in such registration by each such person), and if a further limitation of the number of shares is required, the Registrable Securities held by officers and directors shall be excluded from such registration to the extent so required by such limitation (pro rata based upon the number of securities requested to be included in such registration by each such person) and if a further limitation on the number of shares is required, the number of shares that may be included in the registration and underwriting shall be allocated among the Holders of Registrable Securities requesting inclusion in the registration pursuant to this Section 3 and pursuant to Section 2 in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which they had requested to be included in such registration at the time of filing the registration statement.  If any Holder of Registrable Securities or any officer or director of the Company or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.  Any registration solely pursuant to this Section 3 shall not constitute a demand registration under Section 2(a)(2)(A) hereof.

Section 4.                                           Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Sterling (other than as a result of a material adverse change in the Company’s business, financial condition or operating results or the market for the Company’s stock or as a result of an event which materially and adversely affects the Holders’ ability to sell their shares in compliance with the Federal securities laws), the registration statement does not become effective, in which case the Holders requesting inclusion in such registration pursuant to Section 2 or 3) and Other Stockholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and provided, further, that such registration shall not be counted as a registration pursuant to Section 2(a)(2)(A).  Notwithstanding the proviso in the preceding sentence, Sterling may elect to have such withdrawn registration count as a registration pursuant to Section 2(a)(2)(A), in which event the Company shall bear all Registration Expenses relating to such withdrawn registration.

Section 5.                                           Registration on Form S-3.  After the Company has qualified for the use of Form S-3 or any successor form, in addition to the rights contained in the foregoing provisions of this Agreement, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, however, that the Company shall not be obligated to file more than one Form S-3 in any six-month period.  Any such registration shall not be counted as a registration pursuant to Section 2(a)(2)(A).

Notwithstanding the foregoing, the Company shall not be required to effect registration under this Section 5 if counsel for the Company, reasonably acceptable to the Holders requesting registration, shall deliver an opinion reasonably acceptable to the Holders requesting registration that, pursuant to Rule 144 under the Securities Act or otherwise, such Holders can publicly sell the Registrable Securities as to which registration has been requested without registration under the Securities Act and without any limitation with respect to offerees, manner of offering or the size of the transaction.

Section 6.                                           Registration Procedures.  In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof.  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will at its expense and as expeditiously as possible:

(a)                                 Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company shall furnish to the Holders of the Registrable Securities covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and underwriters;

(b)                                 Prepare and file with the Commission such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration effective for a period of twelve (12) months or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that the Company, in good faith, may delay the filing of any amendment or supplement to the Registration Statement for a reasonable period of time, not to exceed 120 days, in order to permit the Company (A) to effect disclosure or disposition or consummation of any transaction requiring confidential treatment which is being actively pursued at such time and which would require disclosure in the Registration Statement or (B) to negotiate, effect or complete any transaction which the Company reasonably believes might be jeopardized, delayed or made more costly to the Company by disclosure in the Registration Statement; and provided further, however, that (i) such 12 month period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration in accordance with the provisions of Section 12 hereof; (ii) such 12 month period shall be extended by the number of days during the period from and including the date of the giving of notice pursuant to Section 6(e) hereof to and including the date when each Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 6(e) hereof; and (iii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 12 month period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act that contain the information required to be included in (y) and (z) above;

(c)                                  Cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;

(d)                                 Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus as a Holder from time to time may reasonably request;

(e)                                  Notify each seller of Registered Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)                                   Cause all such Registered Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if not then listed, cause such Registered Securities to be included on whatever exchange or national automated quotation system the board of directors determines is appropriate;

(g)                                  Provide a transfer agent and registrar for all Registered Securities and a CUSIP number for all such Registered Securities, in each case not later than the effective date of such registration;

(h)                                 Make available for inspection during regular business hours by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by such seller, underwriter, attorney or accountant in connection with such registration statement.  Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (A) the disclosure of such Records is, in the opinion of counsel for the selling Holders, reasonably necessary to avoid or correct any misstatement or omission in the registration statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (C) the disclosure of such Records is required by any governmental regulatory body with jurisdiction over any seller of Registrable Securities.  Such seller, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, shall notify the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(i)                                     Cooperate with the sellers of Registered Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Registered Securities to be sold, without any restrictive legends, in such denominations and registered in such names as the managing underwriter(s) may request at least two business days prior to any sale thereof to the underwriters, if applicable;

(j)                                    Obtain from its accountants “cold-comfort” letters, dated the effective date of the registration statement and the date of the closing of the sale of the Registered Securities, and addressed to the Company and the selling Holders, in form and substance as are customarily issued in connection with underwritten public offerings and otherwise reasonably satisfactory to the Company and (i) Sterling if the registration is pursuant to Section 2 or (ii) a majority-in-interest of the selling Holders in all other cases;

(k)                                 Obtain from its counsel an opinion, addressed to the selling Holders, with respect to the offering in form and substance reasonably satisfactory to (i) Sterling if the registration is pursuant to Section 2 or (ii) a majority-in-interest of the selling Holders in all other cases;

(l)                                     Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(m)                             In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting, indemnification and contribution provisions, which indemnification and contribution provisions shall be in all material respects similar to the provisions of Section 7 hereof; provided, however, that no Holder will be liable for indemnification or contribution in excess of the net proceeds such Holder received in the offering;

(n)                                 Use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(o)                                 Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(p)                                 Take all such other actions as the underwriters, if any, and (i) Sterling if the registration is pursuant to Section 2 or (ii) a majority-in-interest of the selling Holders in all other cases reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or combination of shares).

Section 7.                                           Indemnification; Contribution.

(a)                                 To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, members and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, each director and controlling person of the Company and each officer of the Company who signed the registration statement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements, if such settlements are effected with the written consent of the Company, in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (preliminary, free-writing or final), offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any other applicable securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, members and partners, and each person controlling such Holder, each such director, controlling person and officer, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

(b)                                 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and controlling persons, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act or the rules and regulations thereunder, each other such Holder and Other Stockholder (if and to the extent such Other Stockholder has agreed to indemnify the Holders as set forth in this clause (b)) including Registrable Securities and other securities in the securities as to which such registration, qualification or compliance is being effected, and each of their officers, directors, members and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, members, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, action or proceeding, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each such Holder hereunder shall be limited to an amount equal to the net proceeds to each such Holder of securities sold as contemplated herein.

(c)                                  Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure to notify materially adversely affects the Indemnifying Party’s ability to defend such action.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d)                                 If the indemnification provided for in this Section 7 shall for any reason be unenforceable by an Indemnified Party, although otherwise available in accordance with its terms, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages, liabilities or expenses with respect to which such Indemnified Party has claimed indemnification, in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Indemnifying Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Indemnifying Party or the Indemnified Party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission.  The Company and each Holder agree that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into account such equitable considerations.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any action or claim which is the subject hereof.  In no case, however, shall a Holder be responsible for a portion of the contribution obligation in excess of the net proceeds to such Holder of securities sold as contemplated herein.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

(e)                                  Anything to the contrary contained in this Section 7 notwithstanding, (i) no Holder shall be liable for any indemnification or contribution in excess of the net proceeds received by it from any sale of Registrable Securities which has been registered hereunder and (ii) all indemnification and contribution obligations of the Holders shall be several and not joint.

Section 8.                                           Obligations of Holder.

(a)                                 Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

(b)                                 Each Holder of the Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company pursuant to Section 6(e), such Holder will forthwith discontinue such Holder’s disposition of Registered Securities pursuant to the registration statement relating to such Registered Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(e) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registered Securities at the time of receipt of such notice.

Section 9.                                           Limitations on Registration of Issues of Securities.  Any right given by the Company to any holder or prospective holder of the Company’s securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the rights of the Holders provided in this Agreement.  Except pursuant to this Agreement, no holder of the Company’s securities owns or possesses any registration rights with respect to any of the Company’s securities.  The Company shall not, and shall not permit any of its subsidiaries to, register or grant any registration rights with respect to the securities of any such subsidiary.

Section 10.                                    Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a)                                 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time following registration of any of its securities under the Securities Act or Exchange Act; and

(c)                                  So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act following registration of any of its securities under the Securities Act or Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

Section 11.                                    Transfer or Assignment of Registration Rights.  The rights to cause the Company to register the securities granted to the Investors by the Company under Sections 2, 3 and 5 may be transferred or assigned by an Investor to a transferee or assignee of any of such Investor’s Registrable Securities; provided, however, that such transfer or assignment of Registrable Securities was permitted under that certain Stockholders’ Agreement, dated as of the date hereof, among the Company and the Investors (as amended, modified and supplemented from time to time); provided, further, that the Company is given written notice by such Investor at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided, further, that the transferee or assignee of such rights assumes the obligations of such Investor under this Agreement.

Section 12.                                    “Market Stand-off” Agreement.

(a)                                 Each Holder agrees, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder in the public market during the period required by such underwriter (up to a maximum of 180 days) following the effective date of a registration statement of the Company filed under the Securities Act without the prior consent of such underwriter, provided, however, that all Holders, Other Stockholders and officers and directors of the Company enter into similar agreements on substantially similar terms.  Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter.  The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.

(b)                                 In the event of an underwritten public offering of Registrable Securities pursuant to Section 2 hereof, the Company agrees, if requested by the underwriter(s) of such offering, not to sell in the public market any Common Stock (or other securities convertible into or exchangeable for Common Stock) of the Company during the period required by such underwriter following the effective date of the registration statement relating to such offering filed under the Securities Act without the prior consent of such underwriter, provided, however, that such period shall not exceed 180 days or, if reasonably requested by such underwriter, such longer period as is then customary.

Section 13.                                    Adjustments Affecting Registrable Securities.  The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration.

Section 14.                                    Choice of Law.  All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without application of the conflicts of laws principles thereof.  The Company and each Investor hereby consents and agrees that the state or federal courts located in New York County, City of New York, New York shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties pertaining to this Agreement or to any matter arising out of or relating to this Agreement; provided, that the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of New York County.  The Company and each Investor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereby waives any objection that such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  The Company and each Investor hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such party at the address specified in Section 18 of this Agreement and that service so made shall be deemed completed upon such party’s actual receipt thereof.  Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

Section 15.                                    Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the successors, assigns, heirs, executors and administrators of the parties hereto.

Section 16.                                    Entire Agreement; Amendment.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.  Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of not less than a majority-in-interest of the Registrable Securities.  Notwithstanding the foregoing, (a) this Agreement may not be amended to reduce the number of demand registrations and “piggy-back” registrations granted pursuant to Sections 2, 3 and 5, except by a written instrument signed by the Company and Sterling, in the case of the rights of Sterling, (b) any amendment, modification or waiver that would adversely affect the rights hereunder of any Investor or group of Investors, in its (or their) capacity(ies) as an Investor(s), without similarly affecting the rights hereunder of all Investors holding securities of the same class, in their capacities as securityholders of such class, shall not be effective as to such Investor or group without its or their prior written consent, and (c) no amendment, modification, supplement or waiver of, or departure from, Section 7 or this sentence of this Section 16 shall be effective without the written consent of all Investors then holding Registrable Securities.

Section 17.                                    Attorney’s Fees.  In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney’s fees in addition to any other available remedy.

Section 18.                                    Notices, etc.  All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex, telefax or telegraphic communication, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed as follows: (a) if to an Investor, as indicated on Schedule 1 attached hereto, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to any other holder of any shares of Common Stock at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, 2284 12th Avenue, New York, New York 10019, Attention: Chairman of the Board, or such other addresses as shall be furnished by like notice by such party.  All such notices and communications shall, when telexed (provided the correct answerback has been received) or telefaxed (immediately thereafter confirmed by telephone) or telegraphed, be effective when telexed, telefaxed or delivered to the telegraph company, respectively, or if sent by nationally recognized overnight courier service, be effective one Business Day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective when received.

Section 19.                                    Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner so as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.  If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable as written, a court of competent jurisdiction shall, at any party’s request, reform the terms of this Agreement to the extent necessary to cause such otherwise invalid provisions to be enforceable under applicable law.

Section 20.                                    Titles and Subtitles.  The titles of the sections, paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 21.                                    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 22.                                    Lender Obligations.  Notwithstanding anything to the contrary in this Agreement or otherwise, nothing in this Agreement shall affect, limit, or impair the rights and remedies of CapitalSource Finance LLC (“CS Finance”)or any of its Affiliates in their capacity as a lender to the Company and its Subsidiaries pursuant to the Revolving Credit, Term Loan, Capex Line and Security Agreement, dated as of January 18, 2007, by and among the Company, the other borrowers named therein, CS Finance and the other lenders named therein and the loan documents executed in connection therewith.  Without limiting the generality of the foregoing, CS Finance and any Affiliate, in exercising their rights as a lender, including making any decision on whether to foreclose on any collateral security, will have no duty to consider (i) CS Equity III LLC’s status as a stockholder of the Company, or (ii) any duty it may have to any other direct or indirect stockholder or warrant holder of the Company, except as may be required under the applicable loan documents or by applicable law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

FAIRWAY GROUP HOLDINGS CORP.
By:	/s/ Charles Santoro
Name:	Charles Santoro
Title:

STERLING INVESTMENT PARTNERS, L.P.
By: Sterling Investment Partners Management, LLC,
Its General Partner

By:	/s/ Charles Santoro
Name:	Charles Santoro
Title:	Managing Member

STERLING INVESTMENT PARTNERS SIDE-BY-SIDE, L.P.
By: Sterling Investment Partners Management, LLC,
Its General Partner

By:	/s/ Charles Santoro
Name:	Charles Santoro
Title:	Managing Member

STERLING INVESTMENT PARTNERS II, L.P.
By: Sterling Investment Partners Management II, L.P.,
Its General Partner
By: Sterling Investment Partners Management II, LLC,
Its General Partner

By:	/s/ Charles Santoro
Name:	Charles Santoro
Title:	Managing Member

STERLING INVESTMENT PARTNERS SIDE-BY-SIDE II, L.P.
By: Sterling Investment Partners Management II, L.P.,
Its General Partner
By: Sterling Investment Partners Management II, LLC,
Its General Partner

By:	/s/ Charles Santoro
Name:	Charles Santoro
Title:	Managing Member

/s/ Howard Glickberg
Howard Glickberg

/s/ Harold Seybert
Harold Seybert

CS Equity III LLC

By:	/s/ Shaila Lakhani Ohri
Name:	Shaila Lakhani Ohri
Title:	Senior Counsel

/s/ Herb Ruetsch
Herb Ruetsch

/s/ Ray Venezia
Ray Venezia

/s/ Brian Riesenburger
Brian Riesenburger

/s/ Peter Romano
Peter Romano

/s/ John Rossi
John Rossi

/s/ Steven Jenkins
Steven Jenkins

/s/ Paul Weiner
Paul Weiner

/s/ Jerry Seybert
Jerry Seybert

/s/ Will Sneddon
Will Sneddon

/s/ Randi Glickberg
Randi Glickberg

/s/ Tom Hoover
Tom Hoover

/s/ Dan Glickberg
Dan Glickberg

/s/ Joanna Glickberg
Joanna Glickberg

HARLEM LINE HOLDINGS, LLC

By:	/s/ Gregory W. Cashman
Name: Gregory W. Cashman
Title: Manager